Exhibit 99.1

FTD Companies, Inc. Expands Corporate Restructuring and Cost Savings Plan
Company Increases Full-Year 2019 Cost Savings
Reiterates Profit Outlook for Full-Year 2018
DOWNERS GROVE, Ill. — October 1, 2018 — FTD Companies, Inc. (Nasdaq: FTD) (“FTD” or the “Company”), a premier floral and gifting company, today announced an expansion of its corporate restructuring and cost savings plan initiatives. The Company has identified incremental cost savings opportunities and now expects to generate approximately $32 million to $37 million in cost savings in 2019. Previously, FTD had announced expectations of approximately $18 million to $23 million in 2019 cost savings.
Scott Levin, FTD’s Interim President and Chief Executive Officer, commented, “Our team continues to work diligently on our corporate restructuring and cost savings plan and we are pleased to have identified incremental opportunities to optimize our operations, drive efficiency, and reduce costs. These additional cost savings are primarily a result of evaluating, consolidating and renegotiating supplier and vendor relationships. We remain intently focused on stabilizing and driving improvement in our financial performance as we work to create value for stockholders.”
FTD has also updated its estimate of the pre-tax restructuring and corporate reorganization costs which it expects to incur in the second half of 2018 in connection with the implementation of its corporate restructuring and cost savings plan to approximately $26 million to $30 million. The previous estimate was $24 million to $30 million. The Company still expects approximately $5 million to $7 million of those costs will be non-cash.
2018 Business Outlook
FTD is revising the consolidated revenues outlook that it previously provided on July 19, 2018 and reiterating its expected adjusted EBITDA outlook for the full year ending December 31, 2018. The annual outlook reflects the Company’s year-to-date results, as well as the Company’s expectations for the rest of the year, including savings from the corporate restructuring and cost savings plan. The Company expects the following for full-year 2018:

•	Consolidated revenues of approximately $1.02 billion to $1.03 billion compared to prior expectations of $1.03 billion to $1.04 billion;

•	Adjusted EBITDA of $37 million to $41 million; and

•	Capital expenditures of $35 million to $38 million compared to prior expectations of $35 million to $40 million.

In connection with the outlook provided above, please note that the seasonality of the Company’s business impacts the quarterly pattern of its profitability and cash flows from operations.
The Company is not providing 2018 guidance for net income/(loss) the GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income/(loss) metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, including restructuring and other exit costs, corporate reorganization costs, transaction-related costs, impairments of goodwill, intangible assets, and other long-lived assets, and discrete tax items. These items may vary significantly between periods and could materially impact future financial results.
The Company expects to report financial results for the third quarter ended September 30, 2018 in early to mid-November 2018.
About FTD Companies, Inc.
FTD Companies, Inc. is a premier floral and gifting company. Through our diversified family of brands, we provide floral, specialty foods, gifts, and related products to consumers primarily in the United States and the United Kingdom. We also provide floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910, and the highly-recognized FTD® and Interflora® brands are supported by the iconic Mercury Man logo®, which is displayed in approximately 35,000 floral shops in over 125 countries. In addition to FTD and Interflora, our diversified portfolio of brands includes the following trademarks: ProFlowers®, ProPlants®, Shari’s Berries®, Personal Creations®, RedEnvelope®, Flying Flowers®, and Gifts.com™. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.
Cautionary Information Regarding Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates, and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the exploration of strategic alternatives, the strategic and financial evaluation of the Company’s business, the Company’s corporate restructuring and cost savings plan and other strategies, and future financial performance, including 2018 financial outlooks discussed herein. Potential factors that could affect these forward-looking statements include, among others, uncertainties associated with being able to identify, evaluate, or complete any strategic alternative or strategic transaction; the impact of the announcement of the Company’s review of strategic alternatives, as well as any strategic alternative or strategic transaction that may be pursued, on the Company’s business, including its financial and operating results and its employees, suppliers, and customers; the Company’s ability to implement and realize anticipated benefits from its corporate restructuring and cost savings plan and other initiatives; the Company’s ability to repay, refinance, or restructure its outstanding debt; and the other factors disclosed in the Company’s most recent Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission (www.sec.gov), as updated from time to time in our subsequent filings with the SEC, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Measures
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA as a measure of certain components of financial performance. The Company’s definition of Adjusted EBITDA, as set forth below, may be modified from time to time.
Management believes that Adjusted EBITDA is an important measure of operating performance because it allows for a period-to-period comparison of the Company’s operating performance by removing the impact of the Company’s capital structure (interest expense on outstanding debt), asset base (depreciation, amortization, and impairment charges), tax consequences, stock-based compensation and certain other items that are not considered reflective of the Company’s core operations. The Company further emphasizes the importance of Adjusted EBITDA as an operating performance measure by utilizing the Adjusted EBITDA measure as a basis for determining certain incentive compensation targets for certain members of the Company’s management. The Adjusted EBITDA measure also is used as a performance measure under the Company’s senior secured credit facility and includes adjustments such as the items defined above and other further adjustments, which are defined in the senior secured credit facility.
Management believes that presenting this non-GAAP financial measure provides additional information to facilitate comparison of the Company’s historical operating results and trends in its underlying operating results and provides additional transparency on how the Company evaluates its businesses.
In addition to the use of this non-GAAP measure by management for the purposes outlined above, the Company believes Adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate the financial performance of the Company and its competitors.

Adjusted EBITDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for, or superior to financial measures determined in accordance with GAAP. A limitation associated with the use of Adjusted EBITDA is that it does not reflect depreciation and amortization expense for various long-lived assets, impairment charges, interest expense, income taxes, and other items that have been and will be incurred. Each of these items should also be considered in the overall evaluation of the Company’s results. In addition, Adjusted EBITDA does not reflect capital expenditures and other investing activities. An additional limitation associated with Adjusted EBITDA is that the measure does not include stock-based compensation expenses related to the Company’s workforce. A further limitation associated with the use of this non-GAAP financial measure is that it does not reflect expenses or gains that are not considered reflective of the Company’s core operations. Management compensates for these limitations by providing the relevant disclosure of its depreciation and amortization, impairment charges, interest and income tax expenses, capital expenditures, stock-based compensation, and other items within its financial press releases and SEC filings, all of which should be considered when evaluating the Company’s performance.
A further limitation associated with the use of this measure is that the term “Adjusted EBITDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the Company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure: net income/(loss), directly ahead of Adjusted EBITDA; within this and other financial press releases and by providing reconciliations that show and describe the adjustments made. In addition, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the Company’s financial results for the foreseeable future.
Contact:
Katie Turner
646-277-1228
ir@ftdi.com